Exhibit 8.1

Registration Statement on Form F-1 of

Oi S.A. – In Judicial Reorganization

Sao Paulo, January 31, 2019

To:

Oi S.A. – In Judicial Reorganization

Rua Humberto de Campos 425, 8th floor

Leblon, 22430-190

Rio de Janeiro/RJ—Brazil

Ladies and Gentlemen:

We have acted as Brazilian counsel to Oi S.A. – In Judicial Reorganization, a public company organized under the laws of the Federative Republic of Brazil (“Oi”), in connection with the preparation and filing by Oi with the United States Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-1 (as amended to the date hereof, the “Registration Statement”). The Registration Statement includes a prospectus (the “Prospectus”) relating to the resale, from time to time, by the shareholders identified in the Prospectus of up to 304,532,017 American Depositary Shares (the “Common ADSs”), each representing five of common shares of the Oi (the “Common Shares”). The Common Shares and the Common ADSs are collectively referred to herein as the “Securities.”

We hereby confirm that the discussion set forth in the Registration Statement under the caption “Taxation —Certain Brazilian Tax Considerations,” with respect to Brazilian tax matters and subject to the conditions and limitations described therein, fairly summarizes the Brazilian tax impacts provided by Brazilian law in force on the date of this letter to the acquisition, ownership and disposition of the Securities by “Non-Brazilian Holders” (as such term is defined in such discussion in the Registration Statement).

We hereby consent to the filing of this opinion with Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Luiz Antonio de Sampaio Campos	/s/ Rafael Padilha Calábria
Luiz Antonio de Sampaio Campos	Rafael Padilha Calábria